UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2015

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 939-9000
9700 W. Higgins Road
Rosemont, Illinois 60018
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Wintrust Financial Corporation 2015 Stock Incentive Plan

At the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Wintrust Financial Corporation (the “Company”) held on May 28, 2015, the Company's shareholders approved the Wintrust Financial Corporation 2015 Stock Incentive Plan (the “2015 Plan”), which had been previously approved by the Company's Board of Directors (the “Board of Directors”) subject to shareholder approval. The following paragraphs provide a summary of certain terms of the 2015 Plan.

The 2015 Plan is intended to provide the Company with the ability to provide market-responsive, stock-based incentives and other rewards for officers, employees, directors and consultants of the Company and its subsidiaries that (i) provide such award recipients with a stake in the growth of the Company and (ii) encourage them to continue in the service of the Company and its subsidiaries. The Compensation Committee of the Board of Directors will administer the 2015 Plan and will designate the eligible award recipients under the 2015 Plan.

Under the 2015 Plan, the Company may grant: (i) nonqualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) restricted shares; (v) restricted share units; (vi) performance awards; (vii) stock awards; and (viii) other incentive awards. Subject to the terms and conditions of the 2015 Plan, the number of shares authorized for grants under the 2015 Plan is 5,485,000. Stock options and SARs reduce the number of available shares under the 2015 Plan by an amount equal to the number of shares of Company common stock subject to such stock options and SARs. Stock awards, restricted share or unit awards, performance awards and other incentive awards settled in shares of Company common stock reduce the number of available shares under the 2015 Plan by an amount equal to three times the number of shares subject to such awards.

The foregoing description of the 2015 Plan is qualified in its entirety by the text of the 2015 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

In addition, at the Annual Meeting, the Company’s shareholders (i) elected all fourteen of the Company’s director nominees, (ii) approved an advisory (non-binding) proposal approving the Company’s 2014 executive compensation as described in the Company’s proxy statement, (iii) adopted the Company's 2015 Stock Incentive Plan, and (iv) ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year 2015. The results of the vote at the meeting were as follows:

Proposal No. 1 — Election of Directors

Name	Votes For	Against	Abstentions	Broker Non-Votes
Peter D. Crist	40,904,565	98,356	502,232	2,184,204
Bruce K. Crowther	40,954,825	47,768	502,560	2,184,204
Joseph F. Damico	41,360,271	91,796	53,086	2,184,204
Zed S. Francis, III	41,416,889	37,375	50,890	2,184,203
Marla F. Glabe	41,342,102	96,554	66,498	2,184,203
H. Patrick Hackett, Jr.	41,420,020	34,244	50,890	2,184,203
Scott K. Heitmann	41,362,511	44,730	97,912	2,184,204
Charles H. James III	41,313,550	92,576	99,028	2,184,203
Albin F. Moschner	40,905,321	48,233	551,600	2,184,203
Christopher J. Perry	41,420,170	33,681	51,303	2,184,203
Ingrid S. Stafford	40,909,914	44,130	551,109	2,184,204
Gary D. "Joe" Sweeney	41,342,732	85,942	76,480	2,184,203
Sheila G. Talton	41,364,209	90,440	50,505	2,184,203
Edward J. Wehmer	41,319,328	47,301	138,525	2,184,203

Proposal No. 2 — Advisory Vote on 2014 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,817,968	1,600,719	86,468	2,184,202

Proposal No. 3 — Adoption of Company's 2015 Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,087,135	6,284,217	133,803	2,184,202

Proposal No. 4 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,531,855	1,115,208	42,293	—

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Wintrust Financial Corporation 2015 Stock Incentive Plan

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel and Corporate Secretary
Date: June 1, 2015